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                                   UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549




                                     FORM 8-K

                                  CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported):  April 22, 2002



                         LONE STAR TECHNOLOGIES, INC.
              (Exact name of registrant as specified in its charter)

         Delaware                      1-12881               75-2085454
(State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)              File Number)         Identification No.)


                             15660 North Dallas Parkway
                                     Suite 500
                                 Dallas, Texas 75248
           (Address, including zip code, of principal executive offices)

        Registrant's telephone number, including area code: (972) 770-6401

                                     Not applicable

           (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On April 15, 2002 Lone Star announced in a press release its earnings for the quarter ended March 31, 2002. A copy of such press release is attached as an exhibit to this Form 8-K and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Not applicable.

         (b)   PRO FORMA FINANCIAL INFORMATION.

         Not applicable.

         (c)   EXHIBITS.

          99.1 Press Release dated April 15, 2002, announcing Lone Star's earnings for the quarter ended March 31, 2002.

ITEM 9.  REGULATION FD DISCLOSURE.

         Lone Star Technologies, Inc. ("Lone Star") is considering offering shares of its common stock in a public offering under its effective universal shelf registration statement. Lone Star intends to use the net proceeds from the offering for one or more of the following purposes:

- to pay a portion of the purchase price for Lone Star's possible acquisition of the Tubular Products Division of North Star Steel Company in the event Lone Star's below-discussed proposal ultimately results in an acquisition of such division;

- to acquire other complementary businesses or to make compatible asset investments; or

-    to provide funds for working capital and other corporate purposes.

         North Star Steel Company and its parent corporation, Cargill, Incorporated, are currently soliciting offers from an unknown number of potential bidders for the purchase of North Star Steel's Tubular Products Division, a leading manufacturer of seamless oilfield products. In April 2002 Lone Star submitted a proposal for the purchase of the Tubular Products Division pursuant to this process. In the event Lone Star's proposal ultimately results in an acquisition of the Tubular Products Division, Lone Star would use the net proceeds from the offering, together with borrowings under its senior credit facility, other debt financing and cash on hand, to fund the purchase price for such division. Lone Star can provide no assurance that it will prevail in the bidding process for the Tubular Products Division.

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         Lone Star previously entered into an agreement in August 2001 to purchase the Tubular Products Division. Consummation of the acquisition was subject to completion of arrangements for debt and equity financing, which Lone Star was unable to obtain. Cargill and North Star Steel subsequently filed a lawsuit against Lone Star seeking unspecified damages for its alleged breach of the acquisition agreement. Lone Star is confident that it fully performed all of its obligations under the agreement, and Lone Star will contest the lawsuit vigorously. If Lone Star is the successful bidder and ultimately closes an acquisition of the Tubular Products Division, Lone Star would expect that Cargill and North Star Steel would agree to dismiss the lawsuit. Lone Star can provide no assurance that it will prevail in the lawsuit or, if it loses, the amount of damages it might be required to pay.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LONE STAR TECHNOLOGIES, INC.

                                   By: /s/ Charles J. Keszler
                                   ------------------------------------------
                                   Charles J. Keszler
                                   Vice President and Chief Financial Officer

Date: April 22, 2002

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                                   INDEX TO EXHIBITS


Item
Number        Exhibit
------        -------

99.1 Press Release dated April 15, 2002, announcing Lone Star's earnings for the quarter ended March 31, 2002.